Exhibit 10.1

Execution Version
THIRD AMENDMENT TO GUARANTY

This Third Amendment to Guaranty (this “Amendment”), effective as of September 26, 2023, is by and between KKR REAL ESTATE FINANCE HOLDINGS L.P., a Delaware limited partnership (the “Guarantor”) and GOLDMAN SACHS BANK USA, a New York chartered bank (“Buyer”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, KREF LENDING III LLC, a Delaware limited liability company (together with its successors and permitted assigns, “QRS Seller”), KREF LENDING III TRS LLC, a Delaware limited liability company (together with its successors and permitted assigns, “TRS Seller”; together with QRS Seller, the “Sellers” and each a “Seller”) and Buyer have entered into that certain Amended and Restated Master Repurchase Agreement, dated as of November 1, 2017 (as amended by that certain First Amendment to Amended and Restated Master Repurchase Agreement, dated as of July 31, 2018, that certain Second Amendment to Amended and Restated Master Repurchase Agreement, dated as of October 31, 2018, that certain Third Amendment to Amended and Restated Master Repurchase Agreement, dated as of May 22, 2020, that certain Fourth Amendment to Amended and Restated Master Repurchase Agreement, dated as of June 30, 2021, that certain Fifth Amendment to Amended and Restated Master Repurchase Agreement, dated as of October 29, 2021, and as may be further amended, modified and/or restated from time to time, the “Repurchase Agreement”);

WHEREAS, in connection with the Repurchase Agreement, the Guarantor executed and delivered that certain Limited Guaranty, dated as of September 30, 2016, in favor of Buyer (as amended by that certain First Amendment to Guaranty, effective as of December 31, 2018, that certain Second Amendment to Guaranty, effective as of June 30, 2021, as further amended hereby, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”);

WHEREAS, the Guarantor and Buyer wish to modify certain terms and provisions of the Guaranty.

NOW, THEREFORE, the parties hereto agree as follows:

1.            Amendments to Guaranty.  Section 5(i) of the Guaranty is hereby deleted and replaced as follows:

(i)          permit the ratio of (i) all amounts set forth on an income statement of REIT and its Consolidated Subsidiaries prepared in accordance with GAAP for interest income (excluding deferred interest and the amortized portion of any upfront fees) for the period of four (4) consecutive fiscal quarters ended on or most recently prior to such date of determination to (ii) the Interest Expense of REIT and its Consolidated Subsidiaries for such period, to be less than 1.40 to 1.00, as determined as soon as practicable after the end of such period, but in no event later than forty-five (45) days after the last day of such period;

2.            Effectiveness.  The effectiveness of this Amendment is subject to receipt by Buyer of the following:

(a)          Amendments. This Amendment, duly executed and delivered by Guarantor and Buyer.

(b)          Good Standing.  Certificates of existence and good standing and/or qualification to engage in business for Guarantor.

(c)          Fees.  Payment by Sellers of the actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Buyer, incurred by Buyer in connection with this Amendment and the transactions contemplated hereby.

3.           Binding Effect; No Partnership; Counterparts.  The provisions of the Guaranty, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto.  For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument.

4.           Further Agreements.   Guarantor agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.

5.           Governing Law.  The provisions of Section 19 of the Guaranty are incorporated herein by reference.

6.          Headings.  The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

7.         References to Transaction Documents.  All references to the Guaranty in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Guaranty as amended hereby, unless the context expressly requires otherwise.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first written above.

BUYER:

GOLDMAN SACHS BANK USA, a New York state-chartered bank

By:	/s/Prachi Bansal
	Name:	Prachi Bansal
	Title:	Authorized Person

[KREF / GS - Signature Page to Third Amendment to Guaranty]

GUARANTOR:

KKR REAL ESTATE FINANCE HOLDINGS L.P.
a Delaware limited partnership

By: KKR REAL ESTATE FINANCE TRUST INC., its general partner

By:	/s/Patrick Mattson
Name:	Patrick Mattson
Title:	Authorized Signatory

[KREF / GS - Signature Page to Third Amendment to Guaranty]